UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3, 2005

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

On August 3, 2005, Labor Ready, Inc. (the “Company”) entered into an executive employment agreement with James E. Defebaugh (the “Employment Agreement”) pursuant to which Mr. Defebaugh will serve as the Company’s Vice President, General Counsel and Secretary.  The Employment Agreement is effective as of September 12, 2005.  Under the terms of the Employment Agreement, Mr. Defebaugh’s initial base annual salary will be $275,000 and Mr. Defebaugh will receive 6,000 shares of restricted stock that will vest ratably over a four year period.

Mr. Defebaugh is also entitled to receive a bonus for the fiscal year 2005 in the gross amount of $68,750, 75% of which will be paid in cash and 25% in unrestricted stock, subject to deductions for taxes.  For subsequent years, Mr. Defebaugh will be entitled to receive an annual bonus subject to certain eligibility requirements and other terms and conditions set forth in the bonus plan in effect for executives of the Company for the relevant year (the “Bonus Plan”).  In connection therewith, Mr. Defebaugh will be entitled to receive an annual bonus of up to 37.5% of his then current base salary depending on the achievement of certain financial and other performance targets, in accordance with the Bonus Plan.  Mr. Defebaugh will also be eligible for annual equity grants valued at one times his then current salary, payable one-half in shares of restricted stock and one-half in stock options.  The Company will also reimburse Mr. Defebaugh for certain reasonable and actual moving expenses.

If the Company terminates Mr. Defebaugh’s employment without Cause (as defined in the Employment Agreement) or if Mr. Defebaugh terminates his employment with Good Reason (as defined in the Employment Agreement), then Mr. Defebaugh will be entitled to receive (i) separation payments for twelve months from the employment termination date at the base monthly salary then currently in effect and (ii) continued vesting for twelve months past the employment termination date of any previously awarded stock options or other equity awards, provided that all vested awards shall be exercised prior to the end of such twelve-month period.  The foregoing separation benefits are conditioned upon the execution by Mr. Defebaugh of a release of claims against the Company and his compliance with certain obligations owed to the Company under his Employment Agreement.  The Employment Agreement also contains confidentiality, non-competition, non-solicitation, indemnification and assignment of invention provisions.

The foregoing summary is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is attached as Exhibit 10.31 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)	Exhibits

10.31.	Executive Employment Agreement between Labor Ready, Inc. and James E. Defebaugh dated August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: August 9, 2005	By:	/s/ Steven C. Cooper.

Steven C. Cooper
Chief Financial Officer